Exhibit 7.B

[SUTHERLAND ASBILL & BRENNAN LLP]




                             CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in each of the prospectuses included in Post-Effective Amendment No. 12 to the Registration Statement on Form S-6 for Security Life Separate Account L1 (File No. 33-74190). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By:     /s/ Kimberly J. Smith
                                         ------------------------------
                                            Kimberly J. Smith



Washington, D.C.
April 24, 2000